Exhibit 10.5

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of September 19, 2017 among the parties set forth on the signature pages hereof.

WHEREAS, Committed Capital Acquisition Corporation II, a Delaware corporation (the “Company”), which consummated its initial public offering (“IPO”) on April 16, 2014 pursuant to a registration statement on Form S-1, No. 333-192586 (the “Offering”), is a blank check company whose purpose is to acquire, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable stock transaction or other similar business transaction (a “Business Transaction”), one or more operating businesses or assets;

WHEREAS, the gross proceeds of the Offering were deposited in a trust account (the “trust account”) at J.P. Morgan Chase Bank, N.A. and managed by Continental Stock Transfer & Trust Company (the “trustee”), as described in the registration statement and prospectus from the Offering;

WHEREAS, on April 10, 2017, the Company held a special meeting of its stockholders at which the stockholders approved proposals to:

●	amend and restate the Company’s amended and restated certificate of incorporation (the “Extension Amendment”) to:

○	extend the date before which the Company must complete a Business Transaction to April 10, 2019 (the “Extended Termination Date”), and provide that the date for cessation of operations of the Company if the Company has not completed a Business Transaction would similarly be extended; and

○	allow holders of the Company’s public shares (i.e. all shares of common stock outstanding as of the date hereof other than Founders Shares, as defined below) to redeem their public shares in connection with (i) the Extension Amendment and (ii) cause the Company to offer a second redemption opportunity on substantially the same terms provided for with regard to the proposal for the Extended Termination Date, on the earlier of July 10, 2017 and the consummation of a Business Transaction (the “Second Redemption”), for a pro rata portion of the funds available in the trust account established in connection with the Company’s initial public offering, and authorize the Company and the trustee to disburse such redemption payments; and

●	amend and restate the Company’s amended and restated investment management trust agreement, dated April 10, 2016 by and between the Company and the trustee to:

○	permit distributions from the trust account to pay public stockholders properly demanding redemption in connection with the (i) Extension Amendment, and (ii) the Second Redemption; and to extend the date on which to commence liquidating the trust account in the event the Company has not consummated a Business Transaction from April 10, 2017 to the Extended Termination Date.

WHEREAS, CCAC II, LLC, KASPAC, LLC, KSSPAC, LLC, NoteSPAC, LLC and KidsSPAC, LLC (each a “Buyer” and collectively, the “Buyers”) intend to purchase from the sellers listed on the signature pages hereof (each a “Seller” and collectively the “Sellers”), at one or more Closings (defined below), certain shares of the Company’s restricted stock issued to its initial stockholders prior to the IPO that have not since been forfeited (the “Founder Shares”) as set forth on Exhibit A hereof, for a purchase price of $0.002 per Founder Share (the “Purchase Price Per Founder Share”); and

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.             Purchase of Founder Shares. Subject to the terms and conditions set forth herein, at the Closing, the Buyers hereby agree to purchase from each Seller, and each Seller hereby agrees to sell, transfer and assign to the Buyers, free and clear of any (a) lien, charge, pledge, tax, security interests, option, warrant, purchase right, contract, commitment, claim, derivative right, voting trust, community property interest, transfer restriction or other encumbrance or charge of any kind or nature, whether direct or indirect incurred by such Seller and (b) liability, obligation, debt or claim of any kind or nature, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, the Founder Shares being sold by such Seller, including the rights to any accrued but unpaid dividends thereon, if and when declared, in the amounts set forth on Exhibit A hereof at the Purchase Price Per Founder Share, which Exhibit A shall be updated promptly following each Closing.

2.             Closing. The purchase of the Founder Shares from each Seller (each a “Closing” and collectively the “Closings”) will occur at times that are mutually agreeable to the parties on the signature pages hereof, which Closings shall not occur prior to the first business day following the later of the filing by the Company of (i) all of its Federal, state and local tax returns for the calendar year 2016 (with the exception of any franchise tax due) and (ii) its Annual Report on Form 10-K for the year ending December 31, 2016 (the “Closing Date” or “Closing Dates”). In connection with each Closing, it shall be a condition to the obligations of the Buyers on the one hand and each Seller participating in such Closing on the other hand, that the other party’s representations and warranties are true and correct on the relevant Closing Date with the same effect as though made on such date, unless waived in writing by the party to whom such representations and warranties are made.

2.1           At or before each Closing, each Seller participating in such Closing shall deliver or cause to be delivered to the Buyers (i) a stock certificate or certificates (the “Certificates”) representing the Founder Shares transferred hereunder duly endorsed for transfer or with duly executed stock powers attached, or (ii) affidavits of lost stock certificate representing the Founder Shares transferred hereunder with duly executed stock powers attached.

2.2           At each Closing, the Buyers shall deliver or cause to be delivered to each Seller participating in such Closing all amounts owed hereunder, which shall be determined by multiplying the total number of Founder Shares being sold by such Seller or Sellers by the Purchase Price Per Founder Share, by payment by wire transfer of immediately available funds in accordance with Section 1 of this Agreement.

3.           Representations and Warranties of the Seller.

3.1         Each Seller hereby represents and warrants, severally and not jointly, to the Buyers on the date hereof and on the relevant Closing Date that:

(a)             Sophisticated Seller. The Seller is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the sale of the Founder Shares to the Buyers.

(b)             Independent Investigation. The Seller, in making his, her or its decision to sell the Founder Shares, has not relied upon any oral or written representations or assurances from the Company, the Buyers, or any of their officers, directors or employees or any other representatives or agents of Buyers or the Company, except as expressly set forth herein. The Seller has had access to and reviewed all of the filings made by the Company with the Securities and Exchange Commission (the “SEC”), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act of 1933, as amended (the “Securities Act”), in each case to the extent available publicly accessible via the SEC’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

(c)             Authority. This Agreement has been validly authorized, executed and delivered by the Seller and, assuming the due authorization, execution and delivery thereof by the Buyers, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Seller will not result in any violation of any statute, rule or regulation to which such Seller is subject, or constitute, with or without the passage of time and giving of notice, an event that results in the creation of any lien, charge or encumbrance upon any of the Founder Shares.

(d)             Ownership. The Seller is, or will be, as of the date hereof and the date of the relevant Closing, the legal and beneficial owner of his, her or its Founder Shares, free and clear of all liens, charges, claims and encumbrances, and such Seller will transfer to the Buyers good and marketable title to his, her or its Founder Shares. There are no outstanding or authorized options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements of any character, contingent or otherwise, providing for the purchase, issuance or sale of any of the Founder Shares, or any arrangements that require or permit any of the Founder Shares to be voted by or at the discretion of anyone other than such Seller. Other than this Agreement, the Seller is not a party to any agreements to sell or otherwise transfer the Founder Shares being sold pursuant hereto. There are no restrictions of any kind on the transfer of the Founders Shares being sold pursuant hereto, except those imposed by the Securities Act or applicable state securities laws.

(e)             No Legal Advice from Buyers. The Seller acknowledges that he, she or it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his, her or its own legal counsel and investment and tax advisors. The Seller is relying solely on such counsel and advisors and not on any statements or representations of the Buyers or any of their respective representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by this Agreement.

(f)              Exempt Transaction. Based in part upon the Seller’s reliance on the Buyers’ representations in Section 4 hereof, the sale of the Founder Shares contemplated hereby is exempt from registration under the Securities Act.

4.           Representations and Warranties of Buyers.

4.1          Each Buyer hereby represents and warrants, severally and not jointly, to each Seller on the date hereof and on the relevant Closing Date that:

(a)             Sophisticated Buyer. The Buyer is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the sale by the Seller of the Founder Shares.

(b)             Independent Investigation. The Buyer, in making the decision to purchase the Founder Shares from each Seller, has not relied upon any oral or written representations or assurances from such Sellers or any of their officers, directors, partners or employees or any other representatives or agents. The Buyer has had access to all of the filings made by the Company with the SEC pursuant to the Exchange Act and the Securities Act, in each case to the extent available publicly accessible via EDGAR.

(c)             Authority. This Agreement has been validly authorized, executed and delivered by the Buyer and, assuming the due authorization, execution and delivery thereof by each Seller, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Buyer does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which such Buyer is a party which would prevent the Buyer from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Buyer is subject.

(d)             No Legal Advice from Sellers. The Buyer acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with such Buyer’s own legal counsel and investment and tax advisors. The Buyer is relying solely on such counsel and advisors and not on any statements or representations of any Seller or any of their representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by this Agreement.

(e)             Purchase Entirely for Own Account; Accredited Investor. This Agreement is made with the Buyer in reliance upon such Buyer’s representation, which by such Buyer’s execution of this Agreement, the Buyer hereby confirms, that the Founder Shares to be acquired will be acquired for such Buyer’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Buyer further represents that such Buyer does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Founder Shares. The Buyer is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

5.             Termination of Letter Agreement. Automatically upon each Closing, the letter agreement between the Company, Broadband Capital Management LLC (“BCM”) and the Seller (as applicable), dated as of April 11, 2014, shall terminate and have no further effect.

6.             Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile or electronic transmission, and any such executed facsimile or electronic copy shall be treated as an original.

7.             Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

8.             Remedies. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement.

9.             Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assigned by either party without the prior written consent of the other party hereto.

10.           Entire Agreement; Changes in Writing. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations, warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby. Neither this Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by the other party hereto.

11.           Further Assurances. From time to time, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

BUYERS

CCAC II, LLC

By:	/S/ KENNETH ABDALLA

KASPAC, LLC

By:	/S/ KENNETH ABDALLA

KSSPAC, LLC

By:	/S/ KENNETH ABDALLA

NOTESPAC, LLC

By:	/S/ LAUREN SELIG

KIDSSPAC, LLC

By:	/S/ KENNETH ABDALLA

COMPANY

Committed Capital Acquisition Corporation II

/S/ MICHAEL RAPOPORT
By:	Michael Rapoport
Its:	Chairman and Chief Executive Officer

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

SELLERS

Elliot-Herbst LP

/S/ ALICE ELLIOT
By: Alice Elliot
Title:

P&P 2 LLC

/S/ RICHARD PERLMAN
By: Richard Perlman
Title: Manager

/S/ SANFORD D. GREENBERG
Sanford D Greenberg

/S/ MICHAEL SERRUYA
Michael Serruya

/S/DON DUFFY
Don Duffy

/S/ THOMAS M. RYAN
Thomas M. Ryan

/S/ ETHAN BENOVITZ
Ethan Benovitz

EXHIBIT A

SCHEDULE OF FOUNDERS SHARES

Name	Number of Shares	Consideration Per Founder (Purchase Price Per Founder Share = $0.002)
Elliot-Herbst LP	1,000,000	$2,000.00
P&P 2 LLC	1,000,000	$2,000.00
Sanford D Greenberg	1,000,000	$2,000.00
Michael Serruya	1,000,000	$2,000.00
Don Duffy	500,000	$1,000.00
Thomas M Ryan	500,000	$1,000.00
Ethan Benovitz	200,000	$400.00
TOTAL	5,200,000	Aggregate Consideration = $10,400.00

BUYERS

Name	Number of Shares	Consideration Per Founder (Purchase Price Per Founder Share = $0.002)
CCAC II, LLC	483,750	$967.50
KASPAC, LLC	1,750,000	$3,500.00
KSSPAC, LLC	1,750,000	$3,500.00
NOTESPAC, LLC	857,500	$1,715.00
KIDSSPAC, LLC	358,750	$717.50
TOTAL	5,200,000	Aggregate Consideration = $10,400.00